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                                                                    EXHIBIT 4.1



THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

                                        Void after May 15, 2001


                        LATTICE SEMICONDUCTOR CORPORATION

                   WARRANT TO PURCHASE SHARES OF COMMON STOCK

                               ___________________

     THIS CERTIFIES THAT, for value received, Bain & Company, Inc. is entitled to subscribe for and purchase shares of the fully paid and nonassessable Common Stock, $.01 par value, of LATTICE SEMICONDUCTOR CORPORATION, subject to the provisions and upon the terms and conditions hereinafter set forth.

     1.   DEFINITIONS.

     For the purposes of this Warrant, the following terms shall have the following meanings:

     (a)  ACT.  "Act" means the Securities Act of 1933, as amended.

     (b) COMMON STOCK. "Common Stock" means the fully paid and nonassessable Common Stock, $.01 par value, of the Company.

     (c) COMPANY. "Company" means Lattice Semiconductor Corporation, a Delaware corporation.

     (d)  DATE OF AGREEMENT.  "Date of Agreement" means May 15, 1996.

     (e)  DATE OF GRANT.  "Date of Grant" means August 12, 1996.

     (f) SHARES. "Shares" means the shares of Common Stock subject to this Warrant, in the initial aggregate amount of 67,419, which amount is subject to adjustment pursuant to Section 5 hereof.

     (g) VALUE AT EXERCISE. "Value at Exercise" means the weighted (by trading volume) average closing market price of the Company's Common Stock on the Nasdaq National Market

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(or, if the Common Stock should cease to be traded thereon, on such other exchange or public trading market on which the Common Stock may then become traded) over the twenty (20) trading days immediately preceding the date which is two trading days prior to the date this Warrant is surrendered.

     (h) WARRANT. "Warrant" means this Warrant which entitles Bain & Company, Inc., subject to the provisions and upon the terms and conditions set forth herein, to purchase the Shares.

     (i) WARRANT PRICE. "Warrant Price" means initially a price of $34.00 (thirty-four dollars) per Share, which price is subject to adjustment pursuant to Section 5 hereof.

     2.   CONDITIONS TO EXERCISE.

     (a) VESTING. Subject to subsection 2(b) below, the purchase right represented by this Warrant shall be exercisable, cumulatively, as to the number of Shares subject to the Warrant shown below at any time during the applicable monthly period set forth below for the term of this Warrant.

--------------------------------------------------------------------------------
                                            NUMBER OF           CUMULATIVE
               APPLICABLE                SHARES BECOMING        NUMBER OF
             MONTHLY PERIOD                EXERCISABLE      SHARES EXERCISABLE
--------------------------------------------------------------------------------
     March 1, 1996 - March 31, 1996           6,609               6,609
--------------------------------------------------------------------------------
     April 1, 1996 - April 30, 1996           6,609               13,218
--------------------------------------------------------------------------------
       May 1, 1996 - May 31, 1996             6,609               19,827
--------------------------------------------------------------------------------
      June 1, 1996 - June 30, 1996            5,288               25,115
--------------------------------------------------------------------------------
      July 1, 1996 - July 31, 1996            5,288               30,403
--------------------------------------------------------------------------------
    August 1, 1996 - August 31, 1996          5,288               35,691
--------------------------------------------------------------------------------
 September 1, 1996 - September 30, 1996       5,288               40,979
--------------------------------------------------------------------------------
   October 1, 1996 - October 31, 1996         5,288               46,267
--------------------------------------------------------------------------------
  November 1, 1996 - November 30, 1996        5,288               51,555
--------------------------------------------------------------------------------
  December 1, 1996 - December 31, 1996        5,288               56,843
--------------------------------------------------------------------------------
   January 1, 1997 - January 31, 1997         5,288               62,131
--------------------------------------------------------------------------------
  February 1, 1997 - February 28, 1997        5,288               67,419
--------------------------------------------------------------------------------

     (b) CONTINUED CONSULTING. In the event that Bain & Company, Inc. shall cease to serve as a consultant of the Company for any reason, the Warrant shall be exercisable only as to those

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Shares which had vested (as noted in subsection 2(a) above) by the date that the Company gives Bain & Company, Inc. notice of its termination as a consultant to the Company or the date that Bain & Company, Inc. gives the Company notice that it is ceasing to serve as a consultant to the Company, whichever is earlier. The vesting of this Warrant is earned by Bain & Company, Inc.'s continued service as a consultant. This Warrant does not constitute an express or implied promise of a continued consulting relationship for the vesting period or any other period.

     If Bain & Company, Inc. temporarily ceases to serve as a consultant to the Company, then the vesting shall end as of the date services cease.

     3.   METHOD OF EXERCISE; PAYMENT; ISSUANCE OF NEW WARRANT.

     (a) The holder hereof shall have the option to exercise this Warrant pursuant to the method set out in either subsection (i) or (ii) below.

          (i) STANDARD METHOD. This Warrant may be exercised by the holder hereof, in whole or in part, by the surrender of this Warrant by written notice to the Company in form reasonably satisfactory to the Company at the principal office of the Company and by the payment to the Company, in cash or by certified or cashier's check, of an amount equal to the then applicable Warrant Price per share multiplied by the number of Shares then being purchased.

          (ii) NET ISSUANCE METHOD. This Warrant may be exercised by the holder hereof, in whole or in part, by the surrender of this Warrant by written notice to the Company in form reasonably satisfactory to the Company at the principal office of the Company. Upon such surrender, the holder of this Warrant is entitled to receive such number of fully paid and nonassessable Shares as equals the product of (x) and (y) below, where (x) equals the quotient of (A) the Value at Exercise less the then applicable Warrant Price divided by (B) the Value at Exercise and (y) equals the number of Shares for which this Warrant is being exercised. If the result of the foregoing calculation results in a number equal to or less than zero, no Shares shall be delivered upon surrender of this Warrant.

     (b) ISSUANCE OF NEW WARRANT. In the event of any exercise of the rights represented by this Warrant, certificates for the Shares issuable upon such exercise shall be delivered to the holder hereof within a reasonable time and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the holder hereof within such reasonable time. The holder hereof shall pay all transfer taxes, if any, arising from the exercise of this Warrant, and shall pay to the Company amounts necessary to satisfy any applicable federal, state and local withholding requirements.

     4.   STOCK FULLY PAID; RESERVATION OF SHARES.

     All Shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and nonassessable. During the period within which the rights represented by this Warrant may be exercised, the Company will, at all times, have authorized and

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reserved a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

     5.   ADJUSTMENT OF PURCHASE PRICE AND NUMBER OF SHARES.

     The number of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

     (a) SUBDIVISION OR COMBINATION OF SHARES. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its Common Stock, the Warrant Price shall be proportionately decreased in the case of a subdivision or increased in the case of a combination.

     (b) In case of any reclassification or change of outstanding shares of Common Stock, or in case of any consolidation of the Company with or merger of the Company with or merger of the Company into another corporation (other than a merger whose sole purpose is to change the state of incorporation of the Company or a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification or change of outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the holder hereof shall have the right thereafter without payment of additional consideration, upon exercise of its rights hereunder, to receive the kind and amount of shares of stock and other securities and property that the holder hereof would have received, upon such reclassification, change, consolidation, merger, sale or conveyance, with respect to the number of shares of Common Stock issuable upon such exercise, if such exercise had occurred immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Alternatively, the Board of Directors of the Company, may, in its sole discretion, provide a 30-day period immediately prior to such event in which the holder shall have the right to exercise the Warrant in whole or in part without regard to limitations on vesting. It shall be a condition to the effectiveness of any such transaction that one of the foregoing provisions for the benefit of this Warrant shall be lawfully and adequately provided for.

     (c) STOCK DIVIDENDS. If the Company at any time while this Warrant is outstanding and unexpired shall pay a dividend with respect to Common Stock payable in Common Stock, then the Warrant Price shall be adjusted, from and after the date of determination of stockholders entitled to receive such dividend, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction (i) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend, and (ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend.

     (d) ADJUSTMENT OF NUMBER OF SHARES. Upon each adjustment in the Warrant Price, the number of Shares shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Shares immediately prior to such adjustment in the Warrant Price by a

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fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately thereafter.

     6.   NOTICE OF ADJUSTMENTS.

     Whenever any Warrant Price shall be adjusted pursuant to Section 5 hereof, the Company shall make a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price after giving effect to such adjustment, and the Company shall cause copies of such certificate to be mailed (by first class mail, postage prepaid) to the holder of this Warrant.

     7.   FRACTIONAL SHARES.

     No fractional shares of Common Stock will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the Value at Exercise then in effect.

     8. COMPLIANCE WITH THE ACT; NON-TRANSFERABILITY OF WARRANT; DISPOSITION OF SHARES.

     (a) COMPLIANCE WITH THE ACT. The holder of this Warrant, by acceptance hereof, agrees that this Warrant and the Shares to be issued upon exercise hereof (unless issued pursuant to an effective registration statement) are being acquired for investment and that such holder will not offer, sell or otherwise dispose of this Warrant or any Shares to be issued upon exercise hereof except under the circumstances which will not result in a violation of the Act. Upon exercise of this Warrant, unless exercised pursuant to an effective registration statement covering the issuance of the Shares issuable upon exercise hereof, the holder hereof shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the Shares so issued are being acquired for investment and not with a view toward distribution or resale, that the holder is an "accredited investor", as that term is defined in Section 2(15) of the Act, and that the holder has received such information concerning the Company and has had an opportunity to make inquiry as to the Company so as to allow the holder to make an informed investment decision to exercise this Warrant. This Warrant and all Shares issued upon exercise of this Warrant (unless issued pursuant to an effective registration statement) shall be stamped or imprinted with a legend in substantially the following form:

          "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMPANY AND WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION."

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     (b)  NON-TRANSFERABILITY OF WARRANT.  This Warrant may not be sold, transferred or assigned without the prior written consent of the Company and, if required, any governmental authority.

     (c) DISPOSITION OF SHARES. This Section 8(c) shall apply to Shares issued upon exercise of this Warrant, unless such Shares are issued pursuant to an effective registration statement.

     With respect to any offer, sale or other disposition of any Shares acquired pursuant to the exercise of this Warrant prior to registration of such Shares, the holder hereof and each subsequent holder of this Warrant agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such holder's counsel, if requested by the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Act as then in effect or any federal or state law then in effect) of such Shares and indicating whether or not under the Act certificates for such Shares to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to ensure compliance with the Act. Promptly upon receiving such written notice and reasonably satisfactory opinion, if so requested, the Company shall notify such holder that such holder may sell or otherwise dispose of such Shares in accordance with the terms of the notice delivered to the Company. If the opinion of counsel for the holder is not reasonably satisfactory to the Company, the Company shall promptly notify the holder. Notwithstanding the foregoing paragraph, such Shares may be offered, sold or otherwise disposed of in accordance with Rule 144 under the Act, provided that the Company shall have been furnished with such information as the Company may request to provide a reasonable assurance that the provisions of Rule 144 have been satisfied.

     Each certificate representing the Shares thus transferred (except a transfer pursuant to Rule 144) shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Act, unless in the aforesaid opinion of counsel for the holder, such legend is not required in order to ensure compliance with the Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

     9.   NO RIGHTS OF STOCKHOLDERS.

     No holder of this Warrant shall be entitled to vote or receive dividends or be deemed the holder of Common Stock, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise.

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     10.  EXPIRATION OF WARRANT.

     This Warrant shall expire and shall no longer be exercisable upon the occurrence of 5:00 p.m., Pacific Standard Time, on May 15, 2001.

                              LATTICE SEMICONDUCTOR CORPORATION


                              By:       ____________________________________
                              Name:     ____________________________________
                              Title:    ____________________________________


Date of Grant:   August 12, 1996

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